UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2012

PEREGRINE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17085	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14282 Franklin Avenue, Tustin, California 92780
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On December 27, 2012, Peregrine Pharmaceuticals, Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Agreement”), with MLV & Co. LLC (“MLV”), under which the Company may issue and sell through MLV, acting as its agent, shares of its common stock (“Common Stock”) for aggregate gross proceeds of up to $75,000,000. MLV may sell the Common Stock by any method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act, including without limitation, sales made directly on The NASDAQ Capital Market, on any other existing trading market for the Common Stock or to or through a market maker. MLV may also sell the Common Stock in privately negotiated transactions, subject to the Company’s prior approval. The Company will pay MLV a commission equal to 2.5% of the gross proceeds from the sale of shares of the Company’s Common Stock pursuant to the Agreement.

The Agreement will terminate on the earliest of (1) the sale of all Common Stock subject to the Agreement, or (2) termination of the Agreement by the Company or MLV. MLV may terminate the Agreement at any time in certain circumstances, including (i) the occurrence of a material adverse change that, in MLV’s reasonable judgment, may impair its ability to sell the Common Stock, (ii) the Company’s failure to satisfy any condition under of the Agreement or (iii) a suspension or limitation of trading of the Company’s Common Stock on NASDAQ. The Company may terminate the Agreement at any time upon three (3) days prior notice while MLV may terminate the Agreement at any time upon ninety (90) days prior notice.

The description of the terms of the Agreement is qualified in its entirety by the text of the Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.32.

Item 5.02	Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2012, the Compensation Committee of the Board of Directors (“Committee”) of Peregrine Pharmaceuticals, Inc. (the “Company”), approved a broad based grant of stock options (“December 2012 Grants”) to substantially all of the Company’s employees, the Company’s three non-employee directors and four consultants to purchase an aggregate of 3,560,125 shares of common stock. The December 2012 Grants will be from the Company’s 2010 and 2011 Stock Incentive Plans and will be evidenced by and subject to the terms of a Stock Option Agreement. Included as recipients of the December 2012 Grants are the following named executive officers:

Named Executive Officer	Title	Number of Shares Underlying Stock Option Grants
Steven W. King	President and Chief Executive Officer	200,000
Paul J. Lytle	Chief Financial Officer	200,000
Shelley P.M. Fussey	V.P., Intellectual Property	150,000
Jeffrey L. Masten	V.P., Quality	150,000
Joseph S. Shan	V.P., Clinical & Regulatory Affairs	150,000
Mark R. Ziebell	V.P., General Counsel	150,000

The December 2012 Grants represent a non-routine broad based grant of stock options, which the Committee deemed necessary for the purposes of promoting employee retention and in the best interest of the Company and its stockholders given the Company’s (i) recent agreement with the U.S. Food and Drug Administration on the design of a single registration trial for Cotara in patients with recurrent glioblastoma multiforme and the need to focus significant time and effort on moving this trial forward, including efforts to seek a partner, (ii) need to complete the Company’s detailed internal review of its Phase II second-line non-small cell lung cancer trial with bavituximab, (iii) need for its biomanufacturing subsidiary, Avid Bioservices, to meet its existing customer obligations, plus continue to expand its client base, and (iv) need to meet other corporate goals and objectives, all of which are necessary to continue to maintain and enhance stockholder value.

2

In determining the number of shares of common stock covered by the December 2012 Grants to the named executive officers, the Committee, as with the broad based annual grant of stock options on May 4, 2012 (“May 2012 Grants”), reviewed a report prepared by an independent compensation consulting firm in connection with the May 2012 Grants which analyzed equity utilization practices within the Company’s peer group and set forth proposed equity grant guidelines to ensure that the Company’s stock option granting practices for named executive officers and other employees were aligned with competitive norms. Following the December 2012 Grants, the total number of options granted during fiscal year 2013, when combined with the May 2012 Grants, to the named executive officers were within the range of the annual equity grant guidelines recommended by the independent compensation consulting firm.

The Committee has determined that the exercise price of the December 2012 Grants will be equal to the closing price of the Company’s common stock on December 27, 2012, the date of grant, and shall vest quarterly in eight (8) equal installments over a two year period.

Amended and Restated Employment Agreements

On December 27, 2012, the Compensation Committee approved the below described changes to the compensation of certain named executive officers and authorized the Company to enter into amended and restated employment agreements, effective as of December 27, 2012, with Mr. Steven W. King, President and Chief Executive Officer, Mr. Paul J. Lytle, Chief Financial Officer, Mr. Joseph S. Shan, Vice President, Clinical & Regulatory Affairs, Dr. Shelley P.M. Fussey, Vice President, Intellectual Property, and Mr. Mark R. Ziebell, Vice President, General Counsel reflecting such approved changes.

The amended and restated employment agreements generally contain substantially the same terms as the original version of the employment agreements between the Company and Messrs. King, Lytle, Shan, and Dr. Fussey, dated as of March 18, 2009, and Mr. Ziebell, dated as of June 20, 2012, except that the amended and restated agreements reflect the following Compensation Committee approved changes: (i) a four percent increase in annual base salary effective April 30, 2012 (excluding Mr. Ziebell), with the amount of the retroactive increase to be paid with the Company’s next regularly scheduled pay period, (ii) the opportunity to earn a retention bonus equal to twenty-five percent (25%) of their fiscal year 2013 base salary in the event that the named executive officer remains employed with the Company through December 31, 2013, (iii) the increase in the termination and change-in-control severance periods to twelve and twenty-four months, respectively, for Mr. Shan and Dr. Fussey, (iv) the removal of all provisions providing for the gross-up of pay to cover the payment of income taxes, (v) the revision to the voluntary resignation provisions in Mr. Ziebell’s, Mr. Shan’s and Dr. Fussey’s employment agreements to provide that, after five years of employment, each such person shall be entitled to receive the continuation of his or her base salary and benefits for a period of six months provided such person gives the Company at least ninety (90) days advance written notice of his or her intent to terminate employment and (vi) clarification of the employment term included in the employment agreements to be for a rolling two year period subject to termination as provided therein.

Following the four percent increase in base salary to the named executive officers (excluding Mr. Ziebell) described above, the fiscal year 2013 annual base salaries of such named executive officers are as follows:

Named Executive Officer	Title	Fiscal Year 2013 Annual Base Salary ($)
Steven W. King	President and Chief Executive Officer	$446,160
Paul J. Lytle	Chief Financial Officer	$338,844
Jeffrey L. Masten	V.P., Quality	$296,400
Shelley P.M. Fussey	V.P., Intellectual Property	$291,720
Joseph S. Shan	V.P., Clinical & Regulatory Affairs	$270,400

Employment Agreement with Mr. Jeffrey L. Masten

On December 27, 2012, the Compensation Committee approved to enter into an employment agreement with Mr. Jeffrey L. Masten, who has been employed by the Company as its Vice President, Quality since May 2011, effective December 27, 2012. Approved terms under the employment agreement for Mr. Masten include an initial two year term (the “Initial Term”), provided, however, on each anniversary the term shall automatically be extended for an additional one-year period unless either party gives the other party notice of its intent not to extend for an additional year at least ninety days prior to the expiration of such year. Pursuant to the employment agreement, Mr. Masten’s annual base salary was retroactively increased to $296,400 effective April 30, 2012, an increase of four percent over his most recent annual base salary, with payment of such increase to commence immediately with the Company’s next pay period (including a one-time adjustment equal to the unpaid portion of such increase from April 30, 2012). Mr. Masten is also eligible to participate in the annual bonus plan for executive officers, adopted by the Compensation Committee of the Board of Directors in July 2011, with a target bonus percentage of up to thirty-five percent (35%) of his base salary. In addition, Mr. Masten has the opportunity to earn a retention bonus equal to twenty-five percent (25%) of his fiscal year 2013 annual base salary in the event that Mr. Masten remains employed with the Company through December 31, 2013.

3

Mr. Masten is also eligible to participate in all benefits plans or arrangements which may be offered by the Company from time to time to its executive management employees, including accrued paid-time-off (“PTO”) covering vacation and sick time benefits.

The Company has the right, under the employment agreement, to terminate Mr. Masten’s employment for “cause” if Mr. Masten (a) breaches in any material respect or fails to fulfill in any material respect fiduciary duty owed to Company; (b) breaches in any material respect his employment agreement or any other confidentiality or non-solicitation, non-competition agreement between Company and him; (c) pleads guilty to or is convicted of a felony; (d) is found to have engaged in any reckless, fraudulent, dishonest or grossly negligent misconduct, (e) fails to perform his duties to the Company, provided that he fails to cure any such failure within thirty (30) days after written notice from Company of such failure, provided further, however, that such right to cure shall not apply to any repetition of the same failure previously cured hereunder; or (f) violates any material rule, regulation or policy of the Company that may be established and made known to Company's employees from time to time, including without limitation, the Company Employee Handbook.  If terminated for “cause”, Mr. Masten shall have no right to receive any compensation or benefit hereunder after such termination other than base salary and PTO earned or accrued but unpaid as of the date of termination (“Standard Entitlements”).

In the event of termination of Mr. Masten’s employment without cause, the Company shall continue to pay his base salary then in effect as of the date of such termination for a period of twelve months or the remainder of the Initial Term (if terminated during the Initial Term), whichever time period is greater (“Severance”), provided only if Mr. Masten signs a general release.  Such Severance shall include the continuation of group insurance benefits, including health and dental insurance during the severance period and the payment of the proration of any target bonus established by the Compensation Committee of the Board of Directors.  In addition, Mr. Masten shall have up to two years from the date of termination to exercise any vested and outstanding stock options, not to exceed the original expiration date of the option agreement.  In the event that Mr. Masten’s employment is terminated by reason of death or total disability, he generally will receive all amounts accrued but unpaid at the date of termination and, in the case of total disability, continued group insurance benefits for a period of twelve months following the date of termination.

In the event Mr. Masten’s employment is terminated within three months prior or twelve months following a “change-of-control” (as defined below), or if Mr. Masten’s new position is not substantially similar to his current position or such new position is not satisfactory to Mr. Masten or if his then current annual base salary and related benefits are reduced or negatively impacted in any material respect, or if Company relocates his principal place of work to a location more than fifty (50) miles from the original location, without his prior written approval, then, if Mr. Masten elects to resign within twelve months following such change-in-control, he shall be paid a lump sum amount equivalent to twenty-four months of his annual base salary then in effect plus 100% of his target bonus upon the execution of a general release and the continuation of group insurance benefits for twenty-four months.  In addition, any and all of Mr. Masten’s unvested stock options shall become fully vested and exercisable and the exercise period shall be extended for two (2) additional years from the date of the change-of-control, not to exceed the original expiration date of the option agreement.  A change-of-control shall mean any merger, acquisition or consolidation of the Company where the Company is not the surviving or resulting corporation, or transfer of all or substantially all of the assets of the Company.

4

In the event Mr. Masten has been employed with the Company for at least five (5) years and thereafter voluntarily resigns, and in connection therewith he provides ninety (90) days advance written notice (the “Extended Notice Period”) to Company, Company shall pay Mr. Masten his base salary then in effect and shall continue to provide other contractual benefits including group insurance benefits during the Extended Notice Period and for a period of six (6) months after the Extended Notice Period provided Mr. Masten makes himself telephonically available to the Board of Directors and the executive team for up to 2 hours per week.  In the event of Mr. Masten’s resignation with Good Reason (as defined below), Mr. Masten will be entitled to receive the Standard Entitlements to the date of resignation plus the Company shall continue to pay Mr. Masten’s base salary then in effect for a period of twelve months or the remainder of the Initial Term, whichever time period is greater, provided only if Mr. Masten signs a general release.  Such Severance shall include the continuation of group insurance benefits, including health and dental insurance during the severance period and the payment of the proration of any target bonus.  In addition, Mr. Masten shall have up to two years from the date of termination to exercise any vested and outstanding stock options, not to exceed the original expiration date of the option agreement.  Mr. Masten will be deemed to have resigned with “Good Reason” in the following circumstances:  (a) Company relocates his principal place of work to a location more than fifty (50) miles from the original location, without Mr. Masten’s prior written approval; (b) Mr. Masten’s position and/or duties are modified so that his duties are no longer consistent with the position of Vice President, Quality; (c) Mr. Masten’s annual base salary and related benefits, as adjusted from time to time, are reduced without Mr. Masten’s written authorization.

The employment agreement also contains certain restrictive covenants, including a covenant not to compete with the Company during employment and covenants not to solicit employees or customers for a period of one year following termination of employment

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)        Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit

Number

10.32	At Market Issuance Sales Agreement dated December 27, 2012, by and between Peregrine Pharmaceuticals, Inc. and MLV & Co. LLC.

5

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEREGRINE PHARMACEUTICALS, INC.

Date: December 28, 2012	By:/s/ Paul J. Lytle
Paul J. Lytle
Chief Financial Officer

6

EXHIBIT INDEX

Exhibit
Number	Description

10.32	At Market Issuance Sales Agreement, dated December 27, 2012, by and between Peregrine Pharmaceuticals, Inc. and MLV & Co. LLC.

7